As filed with the Securities and Exchange Commission on May 4, 2011.
Registration No. _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
MATERION CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1919973
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)
6070 Parkland Boulevard
Mayfield Heights, Ohio 44124
(Address of Principal Executive Offices) (Zip Code)
MATERION CORPORATION SAVINGS AND INVESTMENT PLAN
(As Amended and Restated as of January 1, 2009)
(Full Title of the Plan)
Michael C. Hasychak
Vice President, Secretary and Treasurer
Materion Corporation
6070 Parkland Boulevard
Mayfield Heights, Ohio 44125
(Name and Address of Agent for Service)
(216) 486-4200
(Telephone Number, including area code, of Agent For Service)
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maxi-	Proposed Maxi-	Amount of
Securities to	Amount to be	mum Offering	mum Aggregate	Registration
be Registered	Registered (1)(2)	Price Per Share (3)	Offering Price (3)	Fee
Common Shares, without par value	3,000,000	$41.60	$124,800,000	$14,489.20

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this registration statement also covers such additional Common Shares, without par value (the “Common Shares”), of Materion Corporation (the “Registrant”) that may become issuable pursuant to the anti-dilution provisions of the Registrant’s Materion Corporation Savings and Investment Plan (As Amended and Restated as of January 1, 2009), as amended.

(3)	Estimated solely for the purpose of calculating the registration fee, based in accordance with Rule 457(h) under the Securities Act, on the average of the high and low prices as reported on the New York Stock Exchange on May 2, 2011 within five business days prior to filing.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5. Interests of Named Experts and Counsel
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.4
EX-5
EX-23.1
EX-24

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 3,000,000 additional shares of common stock, no par value, of Materion Corporation, an Ohio corporation (the “Registrant”), issuable pursuant to the Materion Corporation Savings and Investment Plan (As Amended and Restated as of January 1, 2009), as amended. The Registrant’s previously filed Registration Statements on Forms S-4 and S-8 (Nos. 333-95917, 333-88994, 333-127130 and 333-145149) as filed with the Securities and Exchange Commission on February 1, 2000, May 24, 2002, August 3, 2005, and August 6, 2007 respectively, are hereby incorporated herein by reference.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of the Registrant (filed as Annex B to the Registration Statement on Form S-4, Registration No. 333-95917, filed by the Registrant on February 1, 2000, and incorporated herein by reference)

4.2	Amendment to Amended and Restated Articles of Incorporation of the Registrant, (filed as Exhibit 3a to the Current Report on Form 8-K, File No. 1-15885, filed by the Registrant on March 8, 2011 and incorporated herein by reference)

4.3	Amended and Restated Code of Regulations of the Registrant (filed as Exhibit 3.1 to Current Report on Form 8-K, File No. 1-15885, filed by the Registrant on February 4, 2011, and incorporated herein by reference)

4.4	Materion Corporation Savings and Investment Plan (As Amended and Restated as of January 1, 2009), as amended

5	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (Included in Exhibit 5)

24	Power of Attorney

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mayfield Heights, State of Ohio, on May 4, 2011.

MATERION CORPORATION
By:	/s/ Michael C. Hasychak
Michael C. Hasychak
Vice President, Secretary and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on May 4, 2011.

Signature	Title

*	Chairman of the Board, President, Chief Executive Officer and Director (principal executive officer)
Richard J. Hipple

*	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)
John D. Grampa

*	Director
Joseph P. Keithley

*	Director
Vinod M. Khilnani

*	Director
William B. Lawrence

*	Director
William P. Madar

*	Director
N. Mohan Reddy

*	Director
William R. Robertson

*	Director
John Sherwin, Jr.

*	Director
Craig S. Shular

*	Michael C. Hasychak, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this registration statement on behalf of the above indicated officers and directors thereof pursuant to a power of attorney filed with the Securities and Exchange Commission.

May 4, 2011	By:	/s/ Michael C. Hasychak
Michael C. Hasychak, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of the Registrant (filed as Annex B to the Registration Statement on Form S-4, Registration No. 333-95917, filed by the Registrant on February 1, 2000, and incorporated herein by reference)

4.2	Amendment to Amended and Restated Articles of Incorporation of the Registrant, (filed as Exhibit 3a to the Current Report on Form 8-K, File No. 1-15885, filed by the Registrant on March 8, 2011 and incorporated herein by reference)

4.3	Amended and Restated Code of Regulations of the Registrant (filed as Exhibit 3.1 to Current Report on Form 8-K, File No. 1-15885, filed by the Registrant on February 4, 2011. and incorporated herein by reference)

4.4	Materion Corporation Savings and Investment Plan (As Amended and Restated as of January 1, 2009), as amended

5	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (Included in Exhibit 5)

24	Power of Attorney